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                                                                    Exhibit 99.1
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CONTACTS:    ED FLETCHER
             SENIOR VICE PRESIDENT, FINANCE
             (203) 428-3000
                  -OR-
             JEANNETTE WHITING
             LAFORCE & STEVENS
             (212) 242-9353 X 185



                i3 MOBILE RETAINS KAUFMAN BROS., L.P. TO EXPLORE
                             STRATEGIC ALTERNATIVES



STAMFORD, Conn., October 31, 2002 - i3 Mobile Inc. (NASDAQ: IIIM), announced it has retained the services of the investment banking firm of Kaufman Bros., L.P. to assist the Board of Directors in exploring a full range of strategic options for the Company. i3 Mobile's goal is to enhance shareholder value through a potential strategic alliance, joint venture, merger or acquisition, or possible sale of the company.

i3 Mobile has no debt and approximately $25 million in cash as of the end of the most recently reported quarter. With this financial foundation in place, the Company is focusing on identifying attractive opportunities in the telecommunications marketplace to leverage its position in providing premium voice services. In addition, over the last quarter i3 Mobile has streamlined its operations, increased financial efficiencies throughout the organization and continued its development of significant new features and functionalities to the Pronto offering.

John A. Lack, i3 Mobile's President and CEO, commented, "In taking this action, the Company firmly believes that i3's value in the public market does not adequately reflect the quality of its technology, people, product, and its growth prospects. With our Pronto service, the Company is ideally positioned to capitalize on the increasing consumer demand for voice services. We remain dedicated to the innovation of cutting edge voice offerings, delivering high quality services to our customers and creating value for our shareholders."


ABOUT i3 MOBILE

Since 1991, Stamford, Conn.-based i3 Mobile has pioneered the concept of extending premium products and services to wireless users. In April 2002, the Company began nationally rolling out Pronto, a premium mobile subscription information and communication service for telephones. i3 Mobile also offers premium information services in affiliation with major wireless network operators, including US Cellular and VoiceStream Wireless. For information about i3 Mobile and Pronto visit www.i3mobile.com.


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ABOUT KAUFMAN BROS., L.P.

Kaufman Bros., L.P. (KBRO) is a leading communications focused investment bank serving institutional, corporate, and individual clients. KBRO's businesses include securities underwriting, sales and trading, investment banking, financial advisory services, investment research, and venture capital. Founded in 1995, KBRO maintains a leadership position in equity research and has consistently ranked among the top research firms in the communication technology sector. For more information on Kaufman Bros., L.P., please visit http://www.kbro.com.


             1.      i3 Mobile Safe Harbor Disclaimer


This news release may be deemed to include forward-looking statements as defined by applicable U.S. law and, as a result, may involve risks, uncertainties and assumptions that could cause actual results to differ materially from those in such forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect i3 Mobile's actual results include the growth rate of the market for wireless products and content services, consumer awareness of i3 Mobile's products, the timing of market acceptance of its products and services, and i3 Mobile's ability to manage its cash resources until it is able to generate revenues and profitable operations from its Pronto product. Although i3 Mobile's management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will in fact prove to be correct or that actual results will be different from the expectations expressed herein. A more detailed description of certain factors that could affect actual results are those discussed in i3 Mobile's Annual Report on Form 10-K. i3 Mobile undertakes no obligation to update publicly any forward-looking statements or reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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